Exhibit 10.1

May 3, 2012

Private and Confidential

Edmund J. Schwartz

22 Avon Road

Warren, New Jersey 07059

Re: First Amendment to March Offer Letter Dated March 6, 2012 (“Letter Agreement”)

Dear Ed:

In furtherance of our most recent discussions we have agreed to amend your consulting arrangement with Summer Infant, Inc. (“Summer”) set forth in the Letter Agreement as follows:

1.                                      The parties have agreed that the consulting arrangement will continue to and including March 15, 2013. Summer retains the right to extend the term of this arrangement, in monthly increments, upon not less than thirty (30) days written notice to you.

2.                                      Notwithstanding the extension of the consulting arrangement to and including March 15, 2013, this relationship shall remain a consulting at will arrangement and either party shall have the right, for any reason whatsoever, to terminate the consulting arrangement on not less than ninety (90) days prior written notice to the other party.

3.                                      Except as amended hereby the Letter Agreement is hereby ratified and confirmed.

Sincerely,

Summer Infant, Inc.

/s/ Jason Macari

Jason Macari
President and CEO

Acknowledged and Agreed to:

/s/ Edmund J. Schwartz
Edmund J. Schwartz
Date:	5/3/12